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                                                        Exhibit 10.1.1.a



                             AMENDMENT NUMBER ONE
                      TO TELXON'S RETIREMENT AND UNIFORM
                        MATCHING PROFIT SHARING PLAN



Effective date: January 1, 1994

Section 7.3, OTHER POWERS OF THE TRUSTEE of the Plan and Trust Document, has been amended as follows:

        (c) To deliver to the Administrator, Employer, or the person or persons identified by the Employer, proxies and powers of attorney and related informational material, for any shares or other property held in the Trust. The Employer shall have responsibility for voting such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or Trust Agreement or under an agreement between the named fiduciary of the Plan and an investment manager, in which case such persons shall have such responsibility. The Trustee may use agents to effect such delivery to the Employer or the person or persons identified by the Employer. In no event shall the Trustee be responsible for the voting of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received;

        (j) To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Employer.


Section 7.3 of the Plan and Trust Document has been amended to add:

        (s) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Fund.

        (t) To hold securities issued by a foreign government or business entity at a foreign office of the Trustee or any of its affiliates, or to deposit such securities with a foreign depository or bank regulated by a govenment agency or regulatory authority in the foreign jurisdiction and to permit the securities so deposited to be held in the nominee name of the depository bank, provided that the Trustee's records and accounts show that such securities belong to the Trust Fund.

        (u) Any dispute under this Agreement shall be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration shall be paid as decided by the arbitrator.

        (v) The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.

        (w) As stated in Article Number 4.8 of the Plan Document, each participant and/or beneficiary may have investment power over the account maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Administrator. Such direction shall be furnished to the Trustee in writing or some other agreed upon format established under procedures agreed to by the Trustee and Administrator. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant's or beneficiary's exercise of control. If a participant who has investment authority under the terms of the Plan fails to provide such directions, the Administrator shall direct the investment of the participant's account. The Adminsitrator shall maintain records showing the interest of each participant and/or beneficiary in the Trust Fund. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Administrator or participant and shall be required to act only upon receipt of properly authorized directions. A participant or beneficiary shall not have authority to direct the investment of assets in his or her account in "collectibles" within the meaning of Code section 408(m)(2).

Section 7.2 of the Plan and Trust Document has been amended to add:








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        (f)     To the extent permitted under applicable laws, to invest in deposits, long and short term debt instruments, stocks, and other securities, including those of the Trustee, The Charles Schwab Corporation (the "Public Company"), Charles Schwab and Company, Inc. (the "Broker/Dealer"), their affiliates and subsidiaries.

The following Section has been added:

7.13 AFFILIATED COMPANY

        (a) The Trustee is authorized to contract or make other arrangements with The Charles Schwab Corporation (the "Public Company"), Charles Schwab and Co., Inc. (the "Broker/Dealer"), their affiliates and subsidiaries, successors and assigns, and any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provision of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

        (b) The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody, and other related activities on behalf of the Trust through or by the Broker/Dealer whenever possible, unless the Authorized Person specifically instructs the use of another broker/dealer. Trades (and related activities) conducted through the Broker/Dealer shall be subject to fees and commissions established by the Broker/Dealer, which may be paid from the Trust or netted from the proceeds of trades.

Trades shall not be executed through the Broker/Dealer unless the Administrator and the Authorized Person have received disclosure concerning the relationship of the Broker/Dealer to the Trustee, and fees and commissions which may be paid to the Public Company, Broker/Dealer, the Trustee and/or affiliates or subsidiaries as a result of using the Broker/Dealer's execution of other services.

The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Company or any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

        (c) At the Direction of the Administrator (or other Authorized Person), the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Holding Company, Broker/Dealer or the Trustee or any affiliate of any of them ("Schwab Funds") except to the extent that such investment is prohibited by law or regulation.

        Uninvested cash of the Trust may be invested in Schwab Funds designated by the Administrator (or other Authorized Person) for that purpose, unless the Administrator specifically instructs the use of another fund or account, except to the extent prohibited by law or regulation.

        Schwab Fund shares may not be purchased or held by the Trust unless the Administrator has received disclosure concerning the Public Company's, Broker/Dealer's, the Trustee's and/or their affiliate's or subsidiary's relationship to the Funds, and any fees which may be paid to the Public Company, Broker/Dealer, Trustee and/or their affiliates or subsidiaries.


Executed by the Employer this 2nd day of July, 1993.

                                        TELXON CORPORATION

                                        /s/  Dan R. Wipff, President
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Witness as to Employer                                Employer




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Witness as to Trustee                                Trustee
                                           (Charles Schwab Trust Company)


                                        Date:
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